I.D. Systems Reports First Quarter 2019 Financial Results

Revenue up 18% Sequentially to $13.6 Million and Recurring Revenue up 10% Sequentially to Record $5.5 million

Woodcliff Lake, NJ — May 2, 2019 — I.D. Systems, Inc. (NASDAQ: IDSY), a leading provider of enterprise asset management and Industrial Internet of Things (IoT) technology, reported results for the first quarter ended March 31, 2019.

Management Commentary

“The first quarter of 2019 was a momentous period for I.D. Systems, highlighted by the definitive agreement we signed to acquire Pointer Telocation, a leading telematics and mobile IoT solutions company as well as our tuck-in acquisition of CarrierWeb U.S.” said I.D. Systems’ CEO Chris Wolfe. “Beyond these strategic acquisitions, I.D. Systems’ core businesses continued to perform well, especially our Industrial Truck Management business, which was propelled by the multi-million-dollar contract we secured with Jungheinrich, a worldwide distributor of material handling equipment. We have successfully white labeled our SaaS solution for Jungheinrich and expect to ship initial units by July. Altogether, our success operationally during the period drove another quarter of solid financial results, demonstrated by a 18% sequential increase in revenue and a return to adjusted EBITDA profitability.

“Our improving financial performance and building sales momentum was due, in part, to our innovative product portfolio. The launch of new products such as the LV Series Platform, which won Heavy Duty Trucking’s Top 20 Product, have been instrumental in producing the most robust pipeline in our company history. This achievement is validated by the numerous wins we have recently secured, including initial orders for our latest LV500 SuperCab LTE platform from a Top 100 private fleet and a Top 100 trucking company. Regarding CarrierWeb U.S., we have hit the ground running on this acquisition from both a sales and integration standpoint, having already received multiple significant orders and we are nearing the successful completion of the integration process.

“In our rental fleet business, the rollout of our technology with Avis is ahead of schedule. In fact, we started shipping units in April, which is two months earlier than the contract required, and we are on track to produce 5,000 units per week starting this month. Additionally, we recently completed a major program deliverable associated with unlocking and locking vehicles, which also makes the installation process easier. While there still is a lot of heavy lifting to do, we remain excited about the near- and long-term prospects for this relationship and overall business.

“All three of our core businesses are performing well and we have many growth opportunities in front of us. That said, our acquisition of Pointer will put I.D. Systems on an entirely new trajectory, which will accelerate our growth and profitability as well as position us as a leader in the global multi-billion-dollar IoT software and solutions market. We remain on track to close the acquisition by the third quarter of this year. Together, I.D. Systems and Pointer will join a select group of IoT companies with more than 500,000 subscribers and have the added benefit of being vertically integrated, which distinguishes us from the rest of the market.

“Overall, we’re in the midst of a truly exciting time for our company. With multiple vectors of our growth strategy coming together, we believe we will be able to capture a much larger addressable market, significantly scale the business, and achieve sustainable profitability.”

First Quarter 2019 Operational Highlights

●	Entered into a definitive agreement to acquire all of the outstanding shares of Pointer Telocation. The combination will create a leading, global IoT telematics software-driven business with sustainable recurring revenue and profitability at competitive scale.

●	Secured a multi-year fleet management system agreement covering several thousand units with Jungheinrich AG, a leading solution provider in intralogistics.

●	Acquired the U.S.-based assets of telematics provider CarrierWeb, allowing I.D. Systems to offer highly-integrated logistics technology solutions to current customers and prospects.

●	Selected by Robert Heath Trucking for the deployment and installation of PowerFleet for Logistics refrigerated and ELD compliant solutions.

●	Named a recipient of Heavy Duty Trucking’s Top 20 Products of 2019 Award for LV Asset and Cargo Visibility Series (LV Series).

First Quarter 2019 Financial Results

Revenue increased 18% to $13.6 million from $11.6 million in the prior quarter and increased 2% to from $13.4 million in same year-ago period.

Product revenue was $7.2 million compared to $9.9 million in same year-ago period. The decrease in product revenue was due to delivery of hardware to Avis in the first quarter of 2018 related to the initial 50,000 unit-order. Hardware deliveries related to the new 75,000-unit order from Avis commenced in the second quarter of 2019 and are expected to contribute to revenue in fiscal 2019.

Services revenue was $6.4 million compared to $3.5 million in same year-ago period. The increase in services revenue was due to increased high-margin recurring revenue and additional development services revenue related to the 75,000-unit order from Avis.

Recurring revenue increased 10% to $5.5 million from $5.0 million in the prior quarter and increased 19% from $4.6 million in the same year-ago period. The company expects growth in recurring revenue to continue as every unit sold comes with a long-term recurring revenue contract.

Gross profit increased 9% to $7.0 million (51.6% of total revenue) from $6.5 million (48.3% of total revenue) in the same year-ago period. The improvement was primarily due to an increase in high-margin recurring revenue.

Selling, general and administrative expenses were $6.1 million, compared to $5.5 million in the same year-ago period. The increase was primarily due to the inclusion of expenses from CarrierWeb U.S., which were absent in the same period a year ago.

Research and development expenses were $1.7 million flat compared to the same year-ago period.

Acquisition-related fees were $1.4 million, compared to $179,000 in the same year-ago period. The increase was due to non-recurring costs related to the acquisitions of CarrierWeb U.S. (closed on January 31, 2019) and Pointer Telocation (announced on March 13, 2019).

Net loss totaled $2.2 million or $(0.12) per basic and diluted share (based on 17.6 million weighted average shares outstanding), compared to net loss of $990,000 or $(0.06) per basic and diluted share in the same year-ago period (based on 17.0 million weighted average shares outstanding).

Adjusted EBITDA, a non-GAAP metric, totaled $239,000 or $0.01 per basic and diluted share (based on 17.6 million weighted average shares outstanding), an improvement from an adjusted EBITDA loss of $92,000 or $(0.01) per basic and diluted share (based on 17.0 million weighted average shares outstanding) in the same year-ago period (See the section below titled “Non-GAAP Financial Measures” for more information about adjusted EBITDA and its reconciliation to GAAP net income/loss).

At quarter-end, the company had $9.8 million in cash and cash equivalents.

Investor Conference Call

I.D. Systems management will discuss these results and business outlook on a conference call today (Thursday, May 2, 2019) at 4:45 p.m. Eastern time (1:45 p.m. Pacific time).

CEO Chris Wolfe and CFO Ned Mavrommatis will host the call, followed by a question and answer session where sell-side analysts and major institutional shareholders can ask questions.

U.S. dial-in: (877) 307-1379

International dial-in: (443) 877-4066

Passcode: 7987438

The conference call will be broadcast simultaneously and available for replay in the investor section of the company’s website at www.id-systems.com.

If you have any difficulty connecting with the conference call, please contact I.D. Systems’ investor relations team at (949) 574-3860.

Non-GAAP Financial Measures

To supplement its financial statements presented in accordance with Generally Accepted Accounting Principles (GAAP), I.D. Systems provides certain non-GAAP measures of financial performance. These non-GAAP measures include adjusted EBITDA and adjusted EBITDA per basic and diluted share. Reference to these non-GAAP measures should be considered in addition to results prepared under current accounting standards, but are not a substitute for, or superior to, GAAP results. These non-GAAP measures are provided to enhance investors’ overall understanding of I.D. Systems’ current financial performance. Specifically, I.D. Systems believes the non-GAAP measures provide useful information to both management and investors by excluding certain expenses, gains and losses that may not be indicative of its core operating results and business outlook. Because I.D. Systems’ method for calculating the non-GAAP measures may differ from other companies’ methods, the non-GAAP measures may not be comparable to similarly titled measures reported by other companies. Reconciliation of all non-GAAP measures included in this press release to the nearest GAAP measures can be found in the financial tables included in this press release.

I.D. Systems, Inc. and Subsidiaries

Reconciliation of GAAP to Adjusted EBITDA Financial Measures

(Unaudited)

	Three Months Ended March 31,
	2018	2019

Net loss	$(990,000)	$(2,194,000)
Interest expense, net	(20,000)	(45,000)
Other expense, net	33,000	38,000
Depreciation and amortization	393,000	382,000
Stock-based compensation	494,000	583,000
Foreign currency translation	(181,000)	26,000
Acquisition-related fees	179,000	1,449,000

Adjusted EBITDA	$(92,000)	$239,000

Non-GAAP adjusted EBITDA per share - basic and diluted	$(0.01)	$0.01

About I.D. Systems

Headquartered in Woodcliff Lake, New Jersey, with subsidiaries in Texas, Florida, Germany and the United Kingdom, I.D. Systems is a leading global provider of wireless M2M solutions for securing, controlling, tracking, and managing high-value enterprise assets such as industrial vehicles, rental cars, trailers, containers, and cargo. The company’s patented technologies address the needs of organizations to monitor and analyze their assets to increase efficiency and productivity, reduce costs, and improve profitability. For more information, please visit www.id-systems.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward looking statements within the meaning of federal securities laws. Forward-looking statements include statements with respect to I.D. Systems’ beliefs, plans, goals, objectives, expectations, anticipations, assumptions, estimates, intentions, and future performance, as well as the timing of the completion of the proposed transaction with Pointer, and involve known and unknown risks, uncertainties and other factors, which may be beyond I.D. Systems’ control, and which may cause its actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. All statements other than statements of historical fact are statements that could be forward-looking statements. For example, forward-looking statements include statements regarding: prospects for additional customers; potential contract values; market forecasts; projections of earnings, revenues, synergies, accretion or other financial information; emerging new products; and plans, strategies and objectives of management for future operations, including growing revenue, controlling operating costs, increasing production volumes, and expanding business with core customers. The risks and uncertainties referred to above include, but are not limited to, future economic and business conditions, the loss of key customers or reduction in the purchase of products by any such customers, the failure of the market for I.D. Systems’ products to continue to develop, the possibility that I.D. Systems may not be able to integrate successfully the business, operations and employees of acquired businesses, the inability to protect I.D. Systems’ intellectual property, the inability to manage growth, the effects of competition from a variety of local, regional, national and other providers of wireless solutions, risks related to the proposed transactions between I.D. Systems and Pointer, and other risks detailed from time to time in I.D. Systems’ filings with the Securities and Exchange Commission, including its annual report on Form 10-K for the year ended December 31, 2018. These risks could cause actual results to differ materially from those expressed in any forward-looking statements made by, or on behalf of, I.D. Systems. Unless otherwise required by applicable law, I.D. Systems assumes no obligation to update the information contained in this press release, and expressly disclaims any obligation to do so, whether as a result of new information, future events or otherwise.

I.D. Systems Contact

Ned Mavrommatis, CFO

ned@id-systems.com

(201) 996-9000

Investor Contact

Matt Glover

Liolios

IDSY@liolios.com

(949) 574-3860

I.D. Systems, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations Data

(Unaudited)

	Three Months Ended March 31,
	2018	2019
Revenue:
Products	$9,898,000	$7,249,000
Services	3,481,000	6,362,000
	13,379,000	13,611,000

Cost of revenue:
Cost of products	5,842,000	4,239,000
Cost of services	1,075,000	2,354,000
	6,917,000	6,593,000
Gross profit	6,462,000	7,018,000
Operating expenses:
Selling, general and administrative expenses	5,517,000	6,110,000
Research and development expenses	1,743,000	1,660,000
Acquisition-related fees	179,000	1,449,000
	7,439,000	9,219,000
Loss from operations	(977,000)	(2,201,000)
Interest income	77,000	65,000
Interest expense	(57,000)	(20,000)
Other income (loss), net	(33,000)	(38,000)
Net loss	$(990,000)	$(2,194,000)
Net loss per share - basic and diluted	$(0.06)	$(0.12)
Weighted average common shares outstanding - basic and diluted	16,981,000	17,621,000

I.D. Systems, Inc. and Subsidiaries

Condensed Consolidated Balance Sheet Data

	December 31, 2018*	March 31, 2019
		(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$10,159,000	$9,515,000
Restricted cash	307,000	307,000
Investments - short term	394,000	-
Accounts receivable	9,247,000	13,295,000
Financing receivables - current	1,036,000	995,000
Inventory, net	4,649,000	5,058,000
Deferred costs - current	3,660,000	3,829,000
Prepaid expenses and other current assets	3,208,000	3,224,000

Total current assets	32,660,000	36,223,000

Investments - long term	4,131,000	-
Financing receivables - less current portion	1,254,000	1,138,000
Deferred costs - less current portion	5,409,000	6,074,000
Fixed assets, net	2,149,000	2,194,000
Goodwill	7,318,000	8,896,000
Intangible assets, net	4,705,000	5,312,000
Right of use asset	-	2,188,000
Other assets	177,000	504,000
	$57,803,000	$62,529,000

LIABILITIES
Current liabilities:
Accounts payable and accrued expenses	$8,027,000	$9,680,000
Deferred revenue - current	7,902,000	9,856,000
Acquisition related contingent consideration payable	946,000	966,000
Lease liability - current	-	819,000

Total current liabilities	16,875,000	21,321,000

Deferred revenue - less current portion	9,186,000	9,934,000
Lease liability	-	1,542,000
Deferred rent	208,000	-

	26,269,000	32,797,000

STOCKHOLDERS’ EQUITY
Preferred stock	-	-
Common stock	192,000	193,000
Additional paid-in capital	138,693,000	139,275,000
Accumulated deficit	(101,180,000)	(103,374,000)
Accumulated other comprehensive loss	(435,000)	(400,000)
Treasury stock	(5,736,000)	(5,962,000)

Total stockholders’ equity	31,534,000	29,732,000
Total liabilities and stockholders’ equity	$57,803,000	$62,529,000

* Derived from audited balance sheet as of December 31, 2018.

I.D. Systems, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flow Data

(Unaudited)

	Three Months Ended March 31,
	2018	2019
Cash flows from operating activities: (net of assets acquired)

Net loss	$(990,000)	$(2,194,000)
Adjustments to reconcile net loss to cash used in operating activities:
Bad debt expense	48,000	72,000
Stock-based compensation expense	494,000	583,000
Depreciation and amortization	393,000	382,000
Inventory reserve	60,000	45,000
Change in contingent consideration	56,000	20,000
Other non-cash items	13,000	(3,000)
Changes in:
Accounts receivable	(796,000)	(3,928,000)
Financing receivables	167,000	157,000
Inventory	(211,000)	(255,000)
Prepaid expenses and other assets	(1,991,000)	(16,000)
Deferred costs	390,000	(834,000)
Deferred revenue	(841,000)	2,702,000
Accounts payable and accrued expenses	1,155,000	1,653,000
Net cash used in operating activities	(2,053,000)	(1,616,000)
Cash flows from investing activities:
Acquisition	-	(3,097,000)
Capital expenditures	(81,000)	(234,000)
Purchase of investments	(709,000)	(99,000)
Proceeds from the sale and maturities of investments	2,659,000	4,638,000
Net cash provided by investing activities	1,869,000	1,208,000
Cash flows from financing activities:
Proceeds from exercise of stock options	187,000	-
Common stock repurchased	(408,000)	(226,000)
Net cash used in financing activities	(221,000)	(226,000)
Effect of foreign exchange rate changes on cash and cash equivalents	(147,000)	(10,000)
Net increase (decrease) in cash, cash equivalents and restricted cash	(552,000)	(644,000)
Cash, cash equivalents and restricted cash - beginning of period	5,403,000	10,466,000
Cash, cash equivalents and restricted cash - end of period	$4,851,000	$9,822,000